Exhibit 99.1

NEWS RELEASE

1801 E. St. Andrew Place, Santa Ana, CA 92705	FOR IMMEDIATE RELEASE
(714) 466-1000 Fax (714) 466-5800	Powerwave Contact: Kevin Michaels
(714) 466-1608
Filtronic Contacts: Professor David Rhodes, Group CEO
+44 (0) 7850 827 280
Charles Hindson, Group Finance Director
+44 (0) 7800 706 319
Paul McManus, Parkgreen Communications
+44 (0) 20 7786 9600

POWERWAVE TECHNOLOGIES TO ACQUIRE

THE WIRELESS INFRASTRUCTURE BUSINESS OF

FILTRONIC PLC

SANTA ANA, Calif. and LONDON, England, June 12, 2006 – Powerwave Technologies, Inc. (NASDAQ: PWAV) and Filtronic plc (LSE: FTC) today announced that they have signed a definitive agreement for Powerwave to acquire the majority of Filtronic’s Wireless Infrastructure division business for a combination of 20.7 million newly issued shares of Powerwave common stock and $150 million in cash. The specific product lines included in this proposed transaction comprise transmit/receive filters, integrated remote radio heads and power amplifier products, all for use in commercial wireless infrastructure base station equipment (the “Wireless Infrastructure business”). The proposed acquisition does not include point to point radio backhaul equipment, as well as Filtronic’s other divisions, of Compound Semiconductors and Defence Electronics.

Ronald J. Buschur, President and Chief Executive Officer of Powerwave, stated: “Our proposed acquisition of the Wireless Infrastructure business of Filtronic will further expand Powerwave’s leadership position in the wireless infrastructure marketplace while deepening and strengthening our relationships with our customers. We will be able to significantly expand our transmit and receive filter product lines, as well as complement our existing remote radio head products and RF conditioning products. We are also excited about the opportunity to add one of the premier design and engineering resources in the wireless infrastructure industry along with Filtronic’s excellent management capabilities to enhance our global position in both OEM and

POWERWAVE TO ACQUIRE FILTRONIC’S WIRELESS INFRASTRUCTURE BUSINESS

network operator channels. In addition, we believe that the increased purchasing power from this acquisition will enable Powerwave to achieve significant cost synergies while further leveraging our global manufacturing capabilities.”

Professor J. David Rhodes, Group Chief Executive Officer of Filtronic plc, said: “The board of directors believe that the divestiture of the Wireless Infrastructure business will provide significant, demonstrable value to Filtronic shareholders and that this combination with Powerwave will enhance its position as a leading provider in the commercial wireless infrastructure market. I am certain that the Filtronic Wireless Infrastructure business will continue to develop strongly within Powerwave to support customers and give its employees expanding opportunities. Part of the expected consideration is in Powerwave shares. This will enable our shareholders to participate in Powerwave’s growth, and indirectly benefit from the sustained growth we are currently experiencing in the Wireless Infrastructure market, where our order book on our largest product line has recently extended from two to twelve weeks despite increasing our production capacity.”

Transaction Overview

The board of directors of both Powerwave and Filtronic have approved the acquisition. The transaction is subject to the approval of Filtronic’s shareholders, as well as customary closing conditions and certain regulatory approvals. Under the terms of the acquisition, Powerwave will issue 20.7 million shares of Powerwave common stock and pay $150 million in cash to Filtronic. Powerwave and Filtronic expect the closing of the transaction to occur in the third quarter of calendar 2006. Immediately following the close, Filtronic will have an equity interest in Powerwave of approximately 13% on a fully-diluted basis, assuming conversion of Powerwave’s convertible subordinated notes. The Wireless Infrastructure business’s gross assets as at May 31, 2005 were £101.1 million and in the year ended May 31, 2005, the business generated Operating Profit of £18.1 million.

This strategic acquisition will provide Powerwave with the leading position in transmit and receive filter products, as well as broaden Powerwave’s RF conditioning and base station solutions product portfolio in addition to adding significant additional technology to its

POWERWAVE TO ACQUIRE FILTRONIC’S WIRELESS INFRASTRUCTURE BUSINESS

intellectual property portfolio. Filtronic’s Wireless Infrastructure business had a total trailing 12-month revenue run rate for the period ending November 30, 2005 of approximately £180.5 million, or approximately $332.1 million based on an USD/GBP exchange rate of $1.84 on June 9, 2006. This revenue total includes sales of the point to point radio backhaul equipment products, which are not being included in the proposed acquisition. These products accounted for approximately £10 million of revenues during this period.

Powerwave believes that the proposed acquisition creates additional economies of scale for key commodity components that leverage Powerwave’s existing supply chain efficiencies. Powerwave plans to integrate Filtronic’s leading transmit and receive filter capabilities into its global base station solutions as well as promote standardization of products and use of common design platforms. Powerwave believes that this integration will generate additional cost savings due to vertical integration. The Wireless Infrastructure business has world class engineering and design locations in the UK, US and Finland. From an operations perspective, Powerwave plans to leverage its existing world class manufacturing expertise along with Filtronic’s Wireless Infrastructure low cost manufacturing locations in China and Hungary as well as additional manufacturing support in the North American market. Powerwave currently estimates that it will easily achieve in excess of $10 million in annual cost savings following integration of the acquisition, coming from efficiencies in manufacturing, purchasing, research and development, and general and administrative overhead. Powerwave currently anticipates achieving these cost savings within the first year after completion of the proposed acquisition.

The transaction is expected to be accretive without synergies to Powerwave’s earnings per share in the first full quarter following the completion of the acquisition, excluding any acquisition related expenses. Powerwave believes that combined revenues for calendar year 2007 will easily exceed $1.4 billion. Powerwave also currently estimates that the proposed acquisition will be accretive to Powerwave’s fiscal year 2007 earnings per share in the range of 8 to 12 cents with synergies.

Deutsche Bank Securities acted as sole financial advisor to Powerwave and JP Morgan Cazenove acted as sole financial advisor to Filtronic in relation to the transaction.

POWERWAVE TO ACQUIRE FILTRONIC’S WIRELESS INFRASTRUCTURE BUSINESS

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein.

Webcast

Powerwave and Filtronic will be conducting a conference call to discuss the proposed acquisition on Monday, June 12, 2006 at 8:30 am Eastern Time (1:30 pm London Time). A simultaneous webcast and slide presentation of the conference call will also be provided. To participate in the conference call, please call +001 (617) 213-8064, confirmation code 12572089. To access this audio and visual webcast, log onto the Powerwave Investor Relations web page at www.powerwave.com and select the Powerwave Conference Call. The call will last for approximately one hour. A replay of the webcast will be available beginning approximately two hours after completion of the initial webcast. Additionally, an audio playback of the conference call will be available approximately on hour after completion of the call and will remain available until July 19, 2006 by calling (617) 801-6888 and entering confirmation number 99215585.

About Powerwave Technologies

Powerwave Technologies, Inc., is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets antennas, boosters, combiners, filters, repeaters, multi-carrier RF power amplifiers and tower-mounted amplifiers and advanced coverage solutions, all for use in cellular, PCS and 3G networks throughout the world. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. Telephone (714) 466-1000. For more information on Powerwave’s advanced wireless coverage and capacity solutions, please call (888)-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.

About Filtronic plc

Filtronic plc is a world leader in the design and manufacture of a broad range of customised RF, microwave and millimeter wave components and subsystems, and in compound

POWERWAVE TO ACQUIRE FILTRONIC’S WIRELESS INFRASTRUCTURE BUSINESS

semiconductor components. The company’s products are used in wireless communication infrastructure equipment, electronic defence systems, point-to-point communication systems and mobile telephone handsets. The company’s headquarters are located at The Waterfront, Salts Mill Road, Saltaire, Shipley, West Yorkshire BD18 3TT, United Kingdom. Telephone +44 (0) 1274 530 622.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking” statements including statements regarding benefits of the proposed acquisition, integration plans, expected synergies and cost savings, anticipated future financial and operating performance and results, including estimates for future revenue, the time schedule for closing the transaction, satisfaction of conditions to closing, accretion to per share earnings and expectations for Powerwave’s products. These statements are based on Powerwave’s management’s current expectations. There are a number of risks and uncertainties that could cause actual results to differ materially. For example, the parties may be unable to obtain the necessary approvals required for the acquisition, including regulatory approvals and approval of Filtronic’s shareholders. Problems may arise in successfully integrating the acquired business. The acquisition may involve unexpected costs. We may be unable to achieve cost-cutting synergies. Our businesses may suffer as a result of uncertainty surrounding the acquisition. Other potential risks and uncertainties include, but are not limited to: customer order cancellations or deferrals; delays or cancellations of wireless network capacity expansions and buildouts for 2G, 2.5G and 3G networks; we require continued success in the design of new products and such products must be manufacturable and of good quality and reliability; our dependence on a limited number of customers for the majority of our revenues exposes us to potential reductions in revenue if such customers cease purchasing products from us; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that its reported financial performance and period-to-period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also notes that the market price of its Common Stock has

POWERWAVE TO ACQUIRE FILTRONIC’S WIRELESS INFRASTRUCTURE BUSINESS

exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave’s operating and financial results are described in Powerwave’s Form 10-Q for the quarterly period ended April 2, 2006 and its Form 10-K for the fiscal year ended January 1, 2006, both of which are filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that Powerwave faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

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